Exhibit 3.8

OPERATING AGREEMENT AND BY-LAWS

OF

Edgen Carbon Products Group, L.L.C.

(as amended and restated as of February 1, 2005)

This amended and restated Operating Agreement and By-Laws (this “Agreement”), made and entered into effective as of February 1, 2005, constitutes the Operating Agreement for Edgen Carbon Products Group, L.L.C. (the “Company”).  This Agreement and the Articles of Organization of the Company (the “Articles”) shall be binding on all holders of Shares (as hereinafter defined) of the Company as Members of the Company and all transferees of such Shares as substituted or additional Members of the Company (collectively, the “Members” and individually, a “Member”).

ARTICLE I

OFFICES AND RECORDS

1.1           Registered Office and Registered Agent.  The Company’s registered office and registered agent required by the Limited Liability Company Law of Louisiana (as amended from time to time and any successor statute, the “Act”) to be continuously maintained in Louisiana shall be the registered office and agent named in the initial report filed with the Articles or such other office or agent as designated from time to time in the manner provided by the Act.

1.2           Other Offices.  The Company may also have offices at such other places both within and without Louisiana as the managers determine or the business of the Company may require.

1.3           Maintenance of Books.  The Company shall keep books and records of accounts on an accrual basis and shall keep minutes of the proceedings of its Members.

1.4           No State Law Partnership.  The Members intend that the Company not be a partnership (including a limited partnership) or joint venture, and that no Member be a partner or joint venturer of any other Member for any purposes and this Agreement may not be construed to suggest otherwise.  The Members intend that the Company be taxed as a corporation for federal income tax purposes.

1.5           Title to Company Assets.  Title to Company assets, whether real, personal or mixed and whether corporeal or incorporeal, shall be deemed to be owned by the Company as an entity and no Member, individually or collectively, shall have any ownership interest in such Company assets or any portion thereof.  Title to any or all of the Company assets may be held in the name of the Company or one or more of its affiliates or one or more nominees, as the Members may determine.  All Company assets shall be recorded as the property of the Company in its books and records, irrespective of the name in which record title to such Company assets is held.

ARTICLE II

DETERMINATION OF AND MEETINGS OF MEMBERS

2.1           Record Date.  The Members may fix in advance a record date for the purpose of determining Members entitled to notice of and to vote at a meeting, receive a distribution or in order to make a determination of Members for any other purpose; however, such date must be not less than ten nor more than 60 days prior to the date on which the action requiring the determination of Members is to be taken.  If no record date is fixed for the purpose of determining Members (a) entitled to notice of and to vote at a meeting, the close of business on the day before notice of the meeting is mailed, or if notice is waived, the close of business on the day before the meeting, shall be the record date for such purpose, or (b) for any other purpose or action, the close of business on the day on which the Members adopt the resolution relating to such purpose or action shall be the record date.  A determination of Members of record entitled to notice of or to vote at a meeting of Members shall apply to any adjournment of the meeting; provided, however, that the members may fix a new record date for the adjourned meeting.  For purposes of determining Members entitled to consent to company action in writing without a meeting, the Members may fix the record date, which will not precede the date upon which the resolution fixing the record date is adopted by the Members, and which date should not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Members.

2.2           Place of Meetings.  All meetings of Members shall be held at the principal place of business of the Company or at such other place as shall be specified by the Members in the notices or waivers of notice thereof.

2.3           Annual Meetings.  Annual meetings of the Members shall be held at the date, time and place, within or outside the State of Louisiana, designated by resolution of the Members for the purpose of electing the Company’s managers and for the transaction of such other business as may properly be brought before the meeting.  If no annual meeting of Members is held for a period of eighteen (18) months, any Member may call such meeting to be held at such date, time and place as may be specified in the respective notices or waivers of notice thereof.

2.4           Special Meetings.  Special meetings of the Members may be called at any time by the Company’s president, secretary or treasurer, or by the Members, or in any manner agreed to among the Members.  Such special meetings of the Members shall be held at such places, within or outside the State of Louisiana, as shall be specified in the respective notices or waivers of notice thereof.  No business shall be transacted at any special meeting of members other than the items of business stated in the notice of meeting given by the Secretary.

2.5           Notice of Meetings.  The authorized person or persons calling a Members’ meeting shall cause written notice of the time, place and purpose of the meeting to be given to all Members entitled to vote at such meeting at least ten days but not more than 60 days prior to the day fixed for the meeting.  If such notice is mailed, it shall be deemed delivered to a Member when deposited in the United States Mail, postage prepaid, directed to such Member at his or her address as it appears on the records of the company.  Such further notice shall be given as may be required by law, the Articles or this Agreement.  Notice is waived by each Member present in person or represented at any meeting of Members unless at the beginning of the meeting the Member or his proxy objects to the transaction of any business at the meeting on the grounds that the meeting is not properly called or convened.

2.6           Agenda and Conduct of Meetings.  The business to be conducted at a members’ meeting shall be limited to the purpose or purposes stated in the notice of the meeting, provided that other matters may be considered if all members are present or represented at the meeting and consent thereto.  The President shall preside over any meetings of Members and shall have the authority to make all decisions regarding the conduct of the meeting.

2.7           Quorum.  Except as herein provided or as otherwise required by law or by the Articles, the presence, in person or by proxy, of Members holding a majority of the outstanding Shares entitled to vote shall constitute a quorum at all meetings of Members (including all meetings for the purpose of electing managers).  If a quorum is present or represented at a duly organized meeting, such meeting may continue to do business until adjournment, notwithstanding the withdrawal of members or the refusal of any members present to vote.  If a meeting cannot be organized because a quorum is not present, the Members present may adjourn the meeting from time to time without notice other than announcement at the meeting, until a quorum shall be present or represented.  At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted that might have been transacted at the meeting as originally notified.  If the adjournment is for more than 30 days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Member of record entitled to vote at the meeting.

2.8           Proxies.  A Member may vote either in person or by proxy executed in writing by the Members.  No proxy shall be valid after 3 years from the date of its execution unless otherwise provided in the proxy.  A proxy shall be revocable unless the proxy form conspicuously states that the proxy is irrevocable and the proxy is coupled with an interest.

2.9           Voting.  If, pursuant to this Agreement, a record date has been fixed, every holder of record shares entitled to vote at a meeting of the Members shall be entitled to one vote for each Share outstanding in such Member’s name on the books of the Company at the close of business on such record date.  If no record date has been fixed, then every holder of record shares entitled to vote at a meeting of the Members shall be entitled to one vote for each Share outstanding in such Member’s name on the books of the Company at the close of business on the day preceding the day on which notice of the meeting is given, or, if notice is waived, at the close of business on the date preceding the day on which the meeting is held.  Except as otherwise required by law, the Articles or this Agreement, the vote of a majority of the Shares represented in person or by proxy at any meeting at which a quorum is present and entitled to vote on the subject matter shall be the act of the Members.

2.10         Action by Written Consent.  Except as provided in this Section 2.10, every action of Members must be taken at a meeting of Members.  Any action permitted or required by the Act or this Agreement to be taken at a meeting of the Members may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, is signed by all of the Members entitled to vote.  Such consent shall have the same force and effect as a unanimous vote at a meeting and may be stated as such in any document or instrument filed with the Louisiana Secretary of State.  The consent, together with a certificate by the Secretary of the Company to the effect that those signing the consent constitute all of the required proportion of the Members entitled to vote on the particular question, shall be filed with the records of proceedings of the Members.  If no record date has been fixed pursuant to Section 2.1 hereof, the record date for determining Members entitled to consent to action in writing without a meeting shall be the day on which the first written consent is expressed.

ARTICLE III

MANAGEMENT

3.1           Management of the Company’s Affairs.  As provided in the Articles and this Agreement, all management powers over the business and affairs of the Company shall be exclusively vested in Managers consisting of not less than one nor more than seven individuals, as set from time to time by resolution adopted by the Members, and, subject to the direction of the Members, the officers elected by the Members in accordance with the terms of this Agreement (the “Officers”), who shall collectively (Officers and Managers) constitute “managers” of the Company within the meaning of the Act.  No Member, by virtue of having the status of a Member, shall have any management power over the business and affairs of the Company or actual or apparent authority to enter into contracts on behalf of, or to otherwise bind, the Company.  Except as otherwise specifically provided in this Agreement, the authority and functions of the Members shall be identical to the authority and functions of the Members and officers, respectively, of a corporation organized under the Louisiana Business Corporation Law.  Thus, except as otherwise specifically provided in this Agreement, the business and affairs of the Company shall be managed under the direction of the Managers, and the day-to-day activities of the Company shall be conducted on the Company’s behalf by the Officers, who shall be agents of the Company.  In addition to the powers that now or hereafter can be granted to managers under the Act and to all other powers granted under any other provision of this Agreement, the Managers and the Officers (subject to the direction of the Members) shall have full power and authority to do all things on such terms as they, in their sole discretion, may deem necessary or appropriate to conduct, or cause to be conducted, the business and affairs of the Company.  This power and authority shall include, without the necessity of obtaining the vote, consent or approval of the Members, taking or carrying out the actions described in the Articles and those set forth in La. R.S. 12:1317A and La. R.S. 12:1318B(2), (4) and (5).

3.2           Election; Removal; Vacancies.

(a)           Managers shall consist of not more than seven (7) persons.  Managers need not be Members.  Managers, other than the first Managers, shall be elected at the annual meeting of Members, provided a quorum is present, by a majority of the vote of the Shares present in person or represented by proxy at such meeting, and each Manager elected shall serve until the next succeeding annual meeting and until his successor shall have been elected and qualified, or until his or her earlier death, resignation or removal.  If the annual meeting for the election of Manager is not held on the date designed therefore, the Manger shall cause the meeting to be held as soon thereafter as convenient, but, in any event, within thirty (30) days after the date designated therefore.  However, in any event, a Manager shall serve in such capacity until removed by the Members.  Any Member may resign at any time upon written notice to the Corporation.

3.3           Officers.

(a)           General.  Members, as set forth below, shall appoint agents of the Company who shall be referred to as “Officers” of the Company.  Unless provided otherwise by resolution of the Members, the Officers shall have the titles, power, authority and duties described below in this Section 3.3

(b)           Titles and Number.  The Officers of the Company shall be chosen by the members and shall be a President, any Vice Presidents, a Secretary and a Treasurer.  There shall be appointed from time to time, in accordance with Section 3.3(c), such Vice Presidents, Assistant Secretaries, and Assistant Treasurers as the Members may desire.  Any person may hold two or more offices.  The President shall also serve as a Manager.  Other officers may also be classified as a Manager.

(c)           Appointment of Certain Officers.  At the first meeting of the Members, or at such time when there shall be a vacancy in the office, the Member shall select a President, a Secretary, a Treasurer, and may select one or more Vice Presidents, each of whom shall serve for one (1) year, or until his or her successor has been elected and qualified, or until his or her earlier death, resignation or removal.

(d)           Appointment of Other Officers.  The Members may also appoint such other officers, employees and agents of the Company as it may deem necessary; or it may vest the authority to appoint other officers, employees and agents in the President or such other of the officers of the Company as it deems appropriate, subject in all cases to the direction of the Members.  Subject to this Agreement, all of the officers, employees and agents of the Company shall hold their offices or positions for such terms and shall exercise such powers and perform such duties as shall be specified from time to time by the Members or the President.

(e)           Compensation.  The salary and any bonus of the President shall be fixed from time to time by the Members.  The salaries and bonuses of all other officers and employees of the Company shall be fixed from time to time by the President with the approval of the Compensation Committee, if any.

(f)            Removal.  Any officer or employee of the Company may be removed, with or without cause, at any time by the action of the Members or the President, but such removal shall not prejudice the rights, if any, of the person so removed to recover damages for breach of contract.  This section shall not be construed to create any contract of employment.

(g)           Duties and Powers of Officers.  The Officers of the Company shall have such duties and powers as are provided and prescribed from time to time by resolution of the Members, or as customarily exercised by corporate officers holding such offices.

ARTICLE IV

MEETINGS OF THE MEMBERS

4.1           Annual and Regular Meetings; Notice.  The Members shall meet not less than once every calendar quarter with the period between any two meetings of the Members not to exceed one hundred (100) days.  The annual meeting of the Members shall be held at such places within or outside the State of Louisiana as the Member may from time to time determine and may be held without notice, provided, however, that notice of the date, time, and place fixed or changed by the Members be promptly mailed, furnished by telephone, telex, telecopier, telegram, radio or cable, or delivered personally, to each Member who shall not have been present at such meeting.  Notice of such action at the meeting need not be given to any Member who attends the first regular meeting after such action is taken without protesting lack of notice to him or her, prior to or at the commencement of such meeting, or to any Member who submits a signed waiver of notice, whether before or after such meeting.

4.2           Special Meeting; Notice.  Special meetings of the Members shall be held whenever called by either the President, the Secretary, the Treasurer, or in the event of their absence or disability, by any Vice President, on five (5) days notice of the date, time, place and purpose of the meeting given to each Member, either personally or by telephone, mail, telegram or electronic facsimile transmission, or on ten (10) days notice if notice is mailed to each Member, addressed to such Member at his or her usual place of business.  Notice of any special meeting need not be given to any Member who attends such meeting without protesting to the lack of notice to him or her, prior to or at the commencement of such meeting, or to any Member who submits a signed waiver of notice, whether before or after such special meeting.

4.3           Quorum; Acts of the Members.  A majority of the Members shall be necessary to constitute a quorum for the transaction of business.  If a quorum is not present at any meeting of the Members, the Members present may adjourn the meeting without notice other than announcement at the meeting, until a quorum is present.  If a quorum is present when the meeting is convened, the Members present may continue to do business notwithstanding the withdrawal of enough Members to leave less than a quorum or the refusal of any Members present to vote.  The act of a majority of the Members shall be the act of the Company.

4.4           Action by Unanimous Written Consent.  Any action which may be taken at a meeting of the Members may be taken by a consent in writing signed by all of the Members and filed with the records of proceedings of the Members.

4.5           Meetings by Telephone or Similar Communication.  Members may participate at and be present at any meeting of the Members by means of conference telephone or similar communications equipment if all persons participating in such meeting can hear and communicate with each other.

4.6           Members’ Proxies.  Any Member absent from a meeting of the Members or any committee thereof may be represented by any other Member, who may cast the vote of the absent Member according to the written instructions; general or special, of the absent Member.

4.7           Committees.  The members may designate one or more committees, each committee to consist of two or more of the Members or Managers of the Company (and one or more member or Manager may be named as alternate Members to replace any absent or disqualified regular Members of such committees), which, to the extent provided by resolution of the members or this Agreement, shall have and may exercise the powers of the Members in the management of the business and affairs of the Company, and may have power to authorize the seal of the Company to be affixed to documents.  Such committee or committees shall have such name or names as may be determined from time to time by the Members.  Any vacancy occurring in any such committee shall be filled by the Members, but the President may designate another Member to serve on any such committee pending action by the Members.

4.8           Remuneration to Managers and Members.  The amount, if any, which each Manager or Member shall be entitled to receive as compensation for his or her services as such shall be fixed from time to time by resolution of the Members.  The Company shall reimburse Members for their travel expenses incurred in attending (a) any meetings of Members or its committees, or (b) any other meetings or function (e.g. trade shows, negotiating sessions, etc.) in their capacity as representatives of the Company.

4.9           Waiver of Notice.  Whenever by law, the Articles, or this Agreement, notice is required to be given to a Member, a waiver of the notice in writing signed by the person entitled to notice, whether prior to or after the time of the meeting or other action, is the equivalent of the required notice for all purposes.  A Member’s attendance at or participation in a meeting, in person or by duly authorized proxy, waives any required notice to him unless at the beginning of the meeting or promptly upon his arrival, the Member or his duly appointed proxy objects to holding the meeting or transacting business at the meeting on grounds that it is not duly called or convened and does not thereafter vote for or assent to the action taken at the meeting.

ARTICLE V

DIVIDENDS

5.1           Distributions.  Subject to Section 5.2, the Members may from time to time declare, and the Company may pay, distributions in cash, property or its own Shares.

5.2           Limitation.  No distribution shall be made by the Company if, after giving effect to the distribution:  (a) the Company would not be able to pay its debts as they become due in the usual course of business; or (b) the Company’s total assets would be less than the sum of its total liabilities.  The Company may base a determination that a distribution is not prohibited under this Section 5.2 either on financial statement prepared on the basis of accounting practices and principals that are reasonable under the circumstances or a fair valuation or other method that is reasonable under the circumstances.  For purposes of this Section 5.2, generally accepted accounting principals are deemed to be reasonable.  The effect of a distribution under this Section shall be measured as of the date upon which the distribution is authorized if the payment occurs within 120 days after the date of authorization, or the date upon which payment is made if it occurs more than 120 days after the date of authorization.

ARTICLE VI

SHARES

6.1           Shares.  Each Member’s membership interest in the Company shall be divided into and consist of Shares (“Shares”).  The holders of Shares (a) shall be entitled on a pro rata basis to such distributions, if any, as shall be provided thereon from time to time by the Members, (b) upon liquidation or dissolution of the Company shall be entitled on a pro rata basis to all remaining assets after satisfaction of the Company’s liabilities to creditors; (c) shall not be subject to any right of redemption by the Company and (d) shall be entitled to one vote per Share on matters submitted to a vote or consent of Members.  Each Share shall be identical in all respects with each other Share.  Shares shall be issued, and the holders thereof admitted as Members, for such consideration as determined by the Members.

6.2           Members.

(a)           A Person shall be admitted as a Member, and shall become bound by this Agreement, if such Person executes this Agreement or, without such execution, if such Person purchases or otherwise lawfully acquires any Shares and becomes the record holder of such Shares in accordance with the provisions of this Agreement.  For purposes of this Agreement and the Articles, “Person” means any individual, partnership, corporation, limited liability company, trust or other entity.  In the case of a Member who is not a natural person, such Member may act through any Person authorized by such Member.

(b)           The name and mailing address of each Member shall be listed on the books and records of the Company.  The Secretary of the Company shall be required to update the books and records from time to time as necessary to accurately reflect the information therein.  A Member’s Shares shall be represented by the Certificate (as hereinafter defined) held by such Member.

6.3           Liability to Third Parties.  No Member or beneficial owner of Shares shall be liable for the debts, obligations or liabilities of the Company.  No Member shall be required to make any contribution to the capital of the Company with respect to his or her Shares.

6.4           Certificates.  Certificates (“Certificates”) evidencing Shares shall be in such form, not inconsistent with that required by the Act or any other law and this Agreement, as shall be approved by the Members.  The Company shall issue to each Member one or more Certificates, signed by the President and the Secretary of the Company certifying the number of Shares owned by such Member; provided, however, that any of or all the signatures on the Certificate may be facsimile.  In case any Officer who shall have signed or whose facsimile signature or signatures shall have been placed upon any such Certificate of Certificates shall have ceased to be such Officer before such Certificate is issued by the Company, such Certificate may nevertheless be issued by the Company with the same effect as if such person were such Officer at the date of issue.  Certificates shall be consecutively numbered and shall be entered in the books and records of the Company as they are issued and shall exhibit the holder’s name and number of Shares.

6.5           Registration of Transfer and Exchange.  Upon surrender to the Company or any transfer agent of the Company of a certificate for shares duly endorsed or accompanied by a proper evidence of succession, assignment or authority to transfer, the Company shall have a new certificate issued to the person entitled thereto, have the old certificate canceled and have the transaction recorded on its books.

6.6           Mutilated, Destroyed, Lost or Stolen Certificates.  The President or the Members may direct a new certificate of certificates to be issued in place of any certificate or certificates issued by the Company alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed.  The President or the Members may, in their discretion and as a condition precedent to the issuance of a new certificate require the owner of the lost, stolen or destroyed certificate, or his legal representative, to advertise the same in such manner as he or it shall require and/or to give the Corporation a bond in such sum as the President or Members deems appropriate as indemnity against any claim that may be made against the Company with respect to the certificate claimed to have been lost, stolen or destroyed.

6.7           Return of Consideration; Withdrawal and Expulsion.  A Member is not entitled to the return of any part of its consideration paid to the Company for any Shares or to be paid interest in respect thereto.  Except as otherwise provided in this Agreement or in the Articles, no Member shall be entitled to a distribution upon such Member ceasing to be a Member for any reason.  No Member shall be required to contribute or to lend any cash or property to the Company to enable the Company to return to a Member its consideration paid to the Company for any Shares.  Members may not be expelled from the Company or withdraw from the Company, except by transferring Shares.

ARTICLE VII

DISSOLUTION, LIQUIDATION AND TERMNIATION

7.1           Dissolution.  The Company shall be dissolved and its affairs shall be wound up only upon the affirmative vote of the Members holding the majority of the Shares present at the meeting.  The termination of a Member’s status as a Member shall not terminate or dissolve the Company.

7.2           Liquidation and Termination.  On dissolution of the Company, the Members shall serve as liquidator.  The liquidator shall proceed diligently to wind up the affairs of the Company and make final distributions as provided herein and in the Act.  The costs of liquidation shall be borne as a Company expense.  Until final distribution, the liquidator shall continue to operate the Company’s business with all of the power and authority of the Members.  The steps to be accomplished by the liquidator are as follows:

(a)           the liquidator shall file Articles of Dissolution with the Louisiana Secretary of State as required by Section 1339 of the Act or similar successor provision and give the notice required by Section 1336 of the Act or similar successor provision;

(b)           the liquidator shall follow the procedures set forth in Section 1338 of the Act or similar successor provision in order to obtain the benefits of that Section of the Act and of Section 1341 of the Act or similar successor provisions;

(c)           as promptly as possible after dissolution and again after final liquidation, the liquidator shall cause a proper accounting to be made by a recognized firm of certified public accountants of the Company’s assets, liabilities and operations through the last day of the calendar month in which the dissolution occurs or the final liquidation is completed, as applicable;

(d)           the liquidator shall pay, satisfy or discharge from Company funds all of the debts, liabilities and obligations of the Company (including, without limitation, all expenses incurred in liquidation) or otherwise make adequate provision for payment and discharge thereof (including, without limitation, the establishment of a cash escrow fund for contingent liabilities in such amount for such term as the liquidator may reasonably determine); and

(e)             all remaining assets of the Company shall be distributed to the Members as follows:

(i)           the liquidator may sell any or all Company property, including to Members; and

(ii)          liquidation proceeds shall be identical with respect to each outstanding Share.

(f)            on completion of the distribution of Company assets as provided herein, the Company is terminated, and the liquidator shall file a certificate stating that the Company has been liquidated and is dissolved with the Louisiana Secretary of State as required by Section 1340 of the Act or any similar successor provision and take such other actions as may be necessary to terminate the Company.

ARTICLE VIII

AMENDMENTS

8.1           Amendments – This Agreement.  The Members, by affirmative vote of a majority of those present or represented, may, at any meeting, amend or alter this Agreement.

8.2           Amendments – Articles.  The Members, by affirmative vote of a majority of those Shares having voting power present or represented, may, at any meeting, amend or alter the Articles.

ARTICLE IX

LIMITATION OF LIABILITY; INDEMNIFICATION

9.1           Mandatory Indemnification.  The Company shall indemnify and hold harmless, to the fullest extent permitted by the Louisiana Business Corporation Law or the Act as they presently exist or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, including any action by or in right of incorporation, by reason of the fact that he is or was a member, manager, officer, employee or agent of another corporation, partnership or other enterprise against expenses including attorneys’ fees, to the extent that the Manager has been successful on the merits or otherwise in defense of the action, suit or proceeding, or in defense of any claim, issue or matter therein.

9.2           Permitted Indemnification.  The Company has authority, to the fullest extent permitted by the Louisiana Business Corporation Law or the Act as they presently exist or may hereafter be amended, upon an affirmative authorization by the Members, to indemnify and hold harmless any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit, or proceeding, whether civil, criminal, administrative or investigative, including any action by or in right of incorporation, by reason of the fact that he is or was a member, manager or officer of the Company or is or was serving at the request of the Company as a manager, member, officer, employee or agent of another corporation, partnership or other enterprise against expenses, including attorney’s fees without regard to whether the person has been successful on the merits or otherwise in defense of the action, suit or proceeding, or in defense of any claim, issue or matter therein.  Unless ordered by a court, indemnification may be paid under this section only as authorized in a specific case after a determination that the applicable standard of conduct has been met by the person seeking indemnification has been made by any of the following:

(A)          By the Members by a majority vote of a quorum consisting of Members who were not parties to the proceeding.

(B)           If such a quorum cannot be obtained and the Members so directs, by independent legal counsel.

9.3           Advance of Expenses.  The Company shall pay the expenses, including attorney’s fees, incurred by a Manager or Member or former Manager or Member in defending any proceeding in advance of its final disposition and in advance of a final determination of the person’s entitlement to indemnification but only if the Company has first received from the person seeking payment of such expenses an undertaking to repay all amounts advanced if it should ultimately be determined that the Member or Manager or former Member or Manager was not entitled to indemnification.  Such advance of expenses is not mandatory with respect to proceedings against a Manager that are commenced by the Company or by the person seeking the advance or continued with the approval of the Members.

ARTICLE X

GENERAL PROVISIONS

10.1         Notices.  Except as expressly set forth to the contrary in this Agreement, all notices, requests, or consents provided for or permitted to be given under this Agreement must be in writing and must be given either by depositing that writing in the United States mail, addressed to the recipient, postage paid or by delivering that writing to the recipient in person, by courier, or by facsimile transmission.  A notice, request, or consent given under this Agreement is effective on receipt by the person to receive it; however, if such notice is placed in the United States mail, postage prepaid, and addressed to a Member at such Member’s last known address, notice shall be deemed to have been received by such Member on the third day thereafter.  All notices, requests, and consents to be sent to a Member must be sent to or made at the address given for that Member on the books and records of the Company or such other address as that a Member may specify by notice to the Company.  Any notice, request, or consent to the Company must be given at the following address:  P.O. Box 84160, Baton Rouge, LA 70884.  Whenever any notice is required to be given by law, the Articles, or this Agreement, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

10.2         Governing Law; Severability.  This Agreement is governed by and shall be construed in accordance with the internal laws of the State of Louisiana.  If a direct conflict exists between the provisions of this Agreement and (a) any provision of the Articles or (b) any mandatory provision of the Act, the applicable provision of the Articles or the Act shall control.  If any provision of this Agreement or the application thereof to any person or circumstance is held invalid or unenforceable to any extent, the remainder of this Agreement and the application of that provision to other persons or circumstances not affected thereby shall be enforced to he greatest extent permitted by law.

10.3         Counterparts.  This Agreement may be executed in any number of counterparts with the same effect as if all signing parties had signed the same document.  All counterparts shall be construed together and constitute the same instrument.

IN WITNESS WHEREOF, the sole Member and the Company have executed and agreed to this Agreement as of the date first set forth above.

EDGEN LOUISIANA CORPORATION

By:	/s/ DAVID L. LAXTON, III
David L. Laxton, III, Secretary

EDGEN CARBON PRODUCTS GROUP, L.L.C.

By:	/s/ DAVID L. LAXTON, III
David L. Laxton, III,
Senior Vice President, Chief Financial
Officer and Secretary